Exhibit 3.4

BY-LAWS

OF

VALUESETTERS INC.

ARTICLE I

OFFICES

SECTION 1. The PRINCIPAL office of the corporation in the State of Utah shall be located in the City of Lehi, County of Utah. The corporation may have other offices, either in or outside of the State of Incorporation, as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. – The annual meeting of the stockholders shall be held one year from the date of incorporation, beginning with the year 1985, at the hour of one o’clock p.m., and annually on that date thereafter for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2. SPECIAL MEETINGS. – Special meetings of the stockholders for any purpose, unless otherwise prescribed by statute other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3. PLACE OF MEETING. – The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the principal office of the corporation.

SECTION 4. NOTICE OF MEETINGS. - Written or printed notice, stating the place, dau and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, not less than ten nor more than fifty days before the date of the meeting, either personally or by mail., by or at discretion of the president, or the secretary, of the officer or persons calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 5. CLOSING OF TRANSFER BOOKSOF FIXING OF RECORD DATE. –

For the purpose of determining stockholders entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. VOTING LISTS. – The officer of agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list of transfer books or to vote at the meeting of stockholders.

SECTION 7. QUORUM. - At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 8. PROXIES. - At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

SECTION 9. VOTING. - Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholders, the vote for directors and upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the state.

SECTION 10. ORDER OF BUSINESS. – The order of business at all meetings of the stockholders shall be as follows:

1.	Roll Call
2.	Proof of notice of meeting or waiver of notice
3.	Reading of minutes of preceding meeting
4.	Reports of Officers
5.	Reports of Committees
6.	Election of Directors
7.	Unfinished Business
8.	New Business

SECTION 11. INFORMAL ACTION BY STOCKHOLDERS. – Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. – The business and affairs of the corporation shall be managed by the Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these By-laws and the laws of the State.

SECTION 2. NUMBER TENURE AND QUALIFICATIONS. - The number of directors shall not be more than nine (9) or less than three (3). Each director shall hold office until the next annual meeting of the stockholders and until his successor shall be elected and shall qualified.

SECTION 3. REGULAR MEETINGS. – A regular meeting of the directors shall be held without other notice than the by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. – Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

SECTION 5. NOTICE. – Notice of any special meetings shall be given at least two days previously thereto by written notice delivered personally or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. QUORUM. – At any meeting of the directors a majority shall constitute quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. – The act of the majority of the directors present at a meeting at which a quorum is presnt shall be the act of the directors.

SECTION 8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. – Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of the majority of directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

SECTION 9. REMOVAL OF DIRECTORS. – Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without notice only by vote of the stockholders.

SECTION 10. RESIGNATION. – A director may resign at any time by giving written notice to the board, the president or the secretary of the corporations. Unless otherwise spcefified in the notice, the resignation shll take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 11. COMPENSATION. – No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 12. PRESUMPTION OF ASSENT. – A director of the coporation who is present at a meeting of the directors at which action on any corporation matter is then taken shall be presumed to have asserted to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the Adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13. EXECUTIVE AND OTHER COMMITTEES. – The board, by resolution, may designate from among its members an executive committee, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

SECTION 14. ACTION WITHOUT A MEETING. – Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all the directors.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. - The officers of the corporation shall be a president, two vice-presidents, a secretary and a Treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

SECTION 2. ELECTION AND TERM OF OFFICE. – The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. – Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. – A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpiored portion of the term.

SECTION 5. PRESIDENT. - The President shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other p[roper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-laws to some other officer or agent of the corporation, or shall be required b law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

SECTION 6. VICE-PRESIDENT. - In the absence of the president, or in the event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

SECTION 7. SECRETARY. - The Secretary shall keep the minutes of the stockholders’ and of the directors’ meetings in one or more books provided for that purpose so that all notices are duly given in accordance with the provisions of these By-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholders, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties from time to time may be assigned to him by the president or by the directors.

SECTION 8. TREASURER. – If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the office of the treasurer and such other duties from time to time may be assigned to him by the president or by the directors.

SECTION 9. SALARIES. - The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. - The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. – No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. - All checks, drafts or other orders fro the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer of officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

SECTION 4. DEPOSITS. – All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. - Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the directors may prescribe.

SECTION 2. TRANSFER OF SHARES.

(a)	Upon surrender to the corporation of the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

(b)	The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize an equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of May in each year.

ARTICLE VIII

DIVIDENDS

The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX

SEAL

The directors may provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, “Corporate Seal.”

ARTICLE X

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-laws or under the provisions of the Article of Incorporation, a waiver to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at an annual stockholders’ meeting or at any special stockholders’ meeting when the proposed amendment has been set out in the notice of such meeting.